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                                                                   Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-93701) and the Registration Statements on Form S-8 (No. 333-38168, No. 333-38296, No. 333-44282, and No. 333-47546), Form S-3
(No. 333-57251, No. 333-09675 and No. 333-19685) and the Registration Statements on Form S-8 (No. 333-87249, No. 333-69045, No. 333-69049, No. 333-64329, No.
333-43445, No. 2-92800, No. 33-53869, No. 33-53871, No. 33-53867, No. 33-42789,
No. 33-52009, No. 33-60153 and No. 333-05235) of Genrad, Inc. of our report dated February 8, 2001, except Note 13, for which the date is August 30, 2001, relating to the financial statements, which appear in this Form 10-K/A.


/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
August 30, 2001